Exhibit 99.2

EXHIBIT 2

IDENTIFICATION AND CLASSIFICATION OF MEMBERS OF THE GROUP

PRAETORIAN PR LLC

HARRIS KUPPERMAN

PRAETORIAN CAPITAL FUND LLC